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Contact:
Investor Relations:
Leslie Lunak, 786-313-1698
llunak@bankunited.com
or
Media Relations:
Mary Harris, 305-817-8117
mharris@bankunited.com

BankUnited Adds Two Members to its Board of Directors
The Honorable A. Gail Prudenti and Lynne Wines bring comprehensive knowledge of New York and Florida markets, respectively

MIAMI LAKES, Fla. (August 6, 2015) – BankUnited, Inc. (NYSE: BKU) today announced the addition to its board of directors of the Honorable A. Gail Prudenti, retiring Chief Administrative Judge of the Courts of New York State, and Lynne Wines, veteran Florida banker.

“BankUnited is fortunate to do business in two of the best markets in the nation, New York and Florida, and we are pleased to welcome Judge Prudenti and Lynne Wines to the board who bring with them deep ties to and unparalleled knowledge of their communities that will help inform and greatly contribute to our continued growth,” said John A. Kanas, BankUnited’s chairman, president and chief executive officer.

Judge Prudenti retired after 23 years on the bench in July to become executive director of Hofstra Law School's Center for Children Families and the Law.  As Chief Administrative Judge of the Courts of New York State, Judge Prudenti oversaw the administration and operation of the statewide court system, with a budget of more than $2 billion. Highlights of her judicial career include being the first woman to serve as the Presiding Justice of the Appellate Division for the Second Judicial Department in New York State.  She earned her law degree from the University of Aberdeen, in Scotland, which also awarded her an honorary Doctorate of Laws in 2004. She graduated from Marymount College with honors. Judge Prudenti will serve as a member of the BankUnited, Inc. Nominating and Corporate Governance Committee.

Wines served as President and CEO of First Southern Bank of Boca Raton, Fla. and was responsible for all aspects of market and operations for the $1 billion state-wide commercial bank before its acquisition by Centerstate Bank in 2014. Prior to that position, she served as President and CEO of CNL Bank, a $1.6 billion independent statewide commercial bank.  Previously, she served as President and CEO of Union Bank of Florida where she managed and implemented the successful acquisition of that bank by Colonial Bank N.A. and thereafter served as Colonial Bank’s president and CEO of Commercial Banking for South Florida. Wines’ professional affiliations include a four-year term on the board of directors for the Florida Bankers Association.  Wines received her bachelor’s degree from Nova Southeastern University.  Ms. Wines will serve as a member of the BankUnited, Inc. Audit and Risk Committee.

About BankUnited, Inc.
BankUnited, Inc., with total assets of $21.4 billion at June 30, 2015, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida with 99 branches in 15 Florida counties and 6 banking centers in the New York metropolitan area at June 30, 2015.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect BankUnited’s current views with respect to, among other things, future events and financial performance.

BankUnited generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of BankUnited and its subsidiaries or on BankUnited’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation byBankUnited that the future plans, estimates or expectations contemplated by BankUnited will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to BankUnited’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, as well as the ability to receive, and the timing for receiving, the requisite approvals to consummate the Certus transaction and the benefits of such transaction. If one or more of these or other risks or uncertainties materialize, or if BankUnited’s underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. BankUnited does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 available at the SEC’s website (www.sec.gov).